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                                                                     EXHIBIT (1)


                      MERRILL LYNCH LIFE INSURANCE COMPANY
                 BOARD OF DIRECTORS CONSENT TO CORPORATE ACTION
                     PURSUANT TO ARTICLE III OF THE BY-LAWS

                    MARCH 15, 1991 RESOLUTION RE APPROVAL OF
              MERRILL LYNCH LIFE VARIABLE ANNUITY SEPARATE ACCOUNT



                 WHEREAS, the Board of Directors of Merrill Lynch Life Insurance Company ("Company") desire that the Company assume and issue variable annuity insurance contracts ("Contracts") pursuant to Washington Insurance Law (the "Insurance Law"); and,

                 WHEREAS, the Contracts may be subject to registration with the Securities and Exchange Commission ("Commission"); and

                 WHEREAS, The Insurance Law permits the Company to fund the Contracts through a separate account; be it

                 RESOLVED, that the Company is authorized to assume and issue the Contracts and register the Contracts with the Commission on the appropriate Registration Statement; and be it

                 FURTHER RESOLVED, that the Company shall establish on or prior to the date the Contracts are first assumed or issued a separate account pursuant to the Insurance Law designated the Merrill Lynch Life Variable Annuity Separate Account (hereinafter the "Separate Account") for the following uses and purposes, and subject to such conditions as hereinafter set forth; and be it





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                 FURTHER RESOLVED, that the Separate Account shall fund
Contracts assumed or issued by the Company into which account are allocated amounts paid to and held by the Company under the Contracts; and be it

                 FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized during the first 12 months after establishment of the Separate Account to cause the Company to allocate and contribute to the Separate Account, for a limited period and without the purpose of funding Contracts, funds which the Company might otherwise invest, if necessary to comply with the Insurance Law for the purpose of commencing the Separate Account's operation; and be it

                 FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Separate Account hereafter to such other designation as it may deem necessary or appropriate; and be it

                 FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants and independent consultants or others as they may require, be, and each of them is, hereby authorized and directed to take all action necessary to: (a) register the Contracts in such amounts, which may be an indefinite amount, as the said officer of the Company shall deem appropriate pursuant to one or more registration statements in an offering made under the Securities Act of 1933, as amended (the "Registration Statements"); (b) register the Separate Account as an investment company pursuant to the Investment Company Act of 1940 as amended; (c) file such request for exemptive relief from or other orders pursuant to, provisions of the Investment Company Act of 1940 as the said officer shall deem necessary or appropriate; and, (d) take all other actions which are necessary or appropriate in connection with the offer and sale of the Contracts and the operation of the Separate Account in order to comply with the Securities Act of





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1933, as amended, the Investment Company Act of 1940, as amended, and all other applicable federal, state or local laws and the rules and regulations promulgated thereunder, including the filing of any amendments or supplements to the Registration Statements; and be it

                 FURTHER RESOLVED, that Barry Skolnick, Senior Vice President and General Counsel of the Company, be and hereby is, duly appointed as agent for service of process in connection with the Registration Statements including all amendments and supplements thereto; and be it

                 FURTHER RESOLVED, that the President, and Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized on behalf of the Separate Account and on behalf of the Company to take any and all action that such officer may deem necessary or appropriate in connection with the assumption, offer and sale of the Contracts, including the preparation and filing of any registrations or qualifications, whether in respect of the Company, its officers, agents and employees, or of the Contracts, under the insurance and securities laws of any of the states of the United States of America and any other necessary or appropriate jurisdictions, and in connection therewith to prepare, execute, deliver and file all applications, reports, undertakings, resolutions, consents to service of process and other documents and instruments as may be necessary or appropriate under laws of any such jurisdiction and to take any and all other actions which the said officers or legal counsel of the Company may deem necessary or appropriate (including entering into whatever agreements and contracts may be necessary) in order to establish or maintain such registrations or qualifications or exemptions therefrom; and be it





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                 FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized on behalf of the Company to execute and file irrevocable written consents in connection with the Separate Account to be used in such states wherein such consents to service of process may be required under applicable laws in connection with said registration or qualification of the Contracts and to appoint the appropriate state officials, or such other person as may be allowed by said insurance or securities laws, agent of the Company for the purpose of receiving and accepting process; and be it

                 FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to execute such agreement or agreements in such form and with such terms as such officer may deem necessary or appropriate with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") or any other entity approved by the Company pursuant to which Merrill or such other entity will be appointed to act as principal underwriter and distributor of the Contracts on such terms and conditions as said officer, in his sole discretion, may deem appropriate; and be it

                 FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to execute and deliver such agreements and other documents and to do all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof; and be it





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                 FURTHER RESOLVED, that in establishing the Separate Account the Company shall meet the requirements of Section 4240 of the Insurance Law and be it

                 FURTHER RESOLVED, that the Company shall, and it hereby does, adopt and establish the following Standards of Suitability with regard to the
Contracts:

         1. Unless the Company has reasonable grounds to believe the purchase of a Contract is suitable for the applicant on the basis of information concerning the applicant's insurance and investment objectives, financial situations and needs, and any other information known to the Company or the agent making the recommendation:

                 (a) no recommendation shall be made to an applicant to purchase such Contract and

                 (b)      no such Contract shall be issued.

         2. Each applicant will be provided with a current prospectus relating to the Contract.





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